UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2013

Islet Sciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34048	87-0531751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

641 Lexington Avenue, 6th Floor
New York, New York 10022
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (347) 797-5113.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 25, 2013, Islet Sciences, Inc., a Nevada corporation (the “Company”), John Steel and Jonathan Lakey (together with the Company, the “ISLT Parties”), and certain other defendants entered into a settlement agreement (the “Settlement Agreement”) with Sand Dollar Partners, LLC (“Sand Dollar”). The Settlement Agreement relates to a lawsuit originally filed by Sand Dollar against the ISLT Parties and other defendants in April 2012 in the Superior Court of Arizona, Pima County and subsequently dismissed without prejudice and re-filed in the U.S. District Court for the Southern District of California. Sand Dollar had invested $357,000 in the Company in a form of a convertible promissory note which was converted into 3,591,729 shares of the Company’s common stock. Sand Dollar alleged that it was entitled to issuance of additional shares and nomination of one board member. Sand Dollar sought rescission of its investment and recovery of the paid consideration, together with interest, attorneys’ fees and costs, as well as damages incurred as a result.

Pursuant to the Settlement Agreement, the lawsuit against the ISLT Parties will be withdrawn with prejudice upon payment by the Company of $500,000 to Sand Dollar as follows: (i) $242,000 payable on or before January 9, 2014, and (ii) $258,000 payable on or before April 9, 2014. In addition to the cash payment, the Company agreed to issue to Sand Dollar warrants to purchase 100,000 shares of its common stock as follows: (i) warrants to purchase 40,000 shares at $0.30 per share exercisable on or after September 11, 2014 until September 11, 2015, (ii) warrants to purchase 30,000 shares at $0.40 per share exercisable on or after September 11, 2015 until September 11, 2016, and (iii) warrants to purchase 30,000 shares at $0.50 per share exercisable on or after September 11, 2016 until September 11, 2017. There was no admission of liability or fault by any parties to the lawsuit or related persons.

Upon payment of $500,000 by the Company, 3,591,729 shares held by Sand Dollar will be cancelled. The stock certificate representing such shares is to be surrendered by Sand Dollar to an escrow agent to be held in escrow pending the payment of its obligations under the Settlement Agreement by the Company. Under the Settlement Agreement, the escrow agent is authorized to retain on behalf of Sand Dollar the broker-dealer named in the agreement to sell the shares for net proceeds of at least $500,000 to be credited towards the Company’s obligations under the agreement.

The foregoing description of the Settlement Agreement is qualified in its entirety by the text of the agreement which is annexed hereto as Exhibit 10.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this report, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, Mr. James Green accepted the Company’s appointment as the Chief Executive Officer and Director of the Company, and the Company entered into an employment agreement with Mr. Green, dated October 30, 2013, a copy of which is filed herewith as Exhibit 10.2. Mr. Green will be compensated as follows:

1.	Initially no annual salary until the Company’s financial condition improves to allow sufficient cash flow;
2.	Bonus of $12,500 per each month of service payable within 10 days following the completion by the Company of a financing with proceeds of at least $1,500,000;
3.
Options to purchase 1,500,000 shares of the Common Stock of the Company, exercisable at a per share price equal to the fair market value, to as follows: (i) 500,000 shares vesting on the 91st day from the option grant date, (ii) 1,000,000 shares vesting in equal installments of 200,000 on the last day of each 90 day period starting from the option grant date. If Mr. Green’s employment terminates on account of a termination by the company without cause, or a termination by executive for good reason or in conjunction with a change of control, then the Company agrees that all outstanding unvested stock options shall immediately be 100% vested upon the date that his employment terminates.   The details of such options are set forth on the Option Grant Agreement filed herewith as Exhibit 10.3.

Set forth below is a brief biography of Mr. Green:

Mr. Green, age 44, joins Islet Sciences as CEO from BHV Pharma. BHV Pharma is a clinical stage pharmaceutical company focused on developing novel therapeutics for metabolic diseases. Mr. Green served as BHV Chairman and CEO since 2009. Prior to BHV, Mr. Green spent several years at GlaxoSmithKline in business development and finance roles. During that time he was responsible for license, acquisition, divestiture, and collaboration agreements related to preclinical and clinical development programs as well as equity investments in portfolio companies with promising technologies and special projects related to strategic corporate growth. Prior to GSK, Mr. Green advised Boards and management teams on M&A, financings, and other strategic alternatives while at Citigroup, Bank of America, and Ernst & Young. Mr. Green was also a trustee for corporate, municipal, and securitized bond issues while at BNY Mellon. Mr. Green earned an undergraduate business degree in business administration and marketing from University of North Florida and an MBA with a concentration in corporate finance from the Katz Graduate School of Business at The University of Pittsburgh.

On October 30, 2013, Dr. William Wilkison accepted the Company’s appointment as the Chief Operating Officer of the Company and as the Company’s board of directors Observer, and the Company entered into an employment agreement with Dr. Wilkison dated October 30, 2013, a copy of which is filed herewith as Exhibit 10.4. Dr. Wilkison will be compensated as follows:

1.	Initially no annual salary until the Company’s financial condition improves to allow sufficient cash flow;
2.	Bonus of $12,500 per each month of service payable within 10 days following the completion by the Company of a financing with proceeds of at least $1,500,000;
3.
Options to purchase 1,500,000 shares of the Common Stock of the Company, exercisable at a per share price equal to the fair market value, to as follows: (i) 500,000 shares vesting on the 91st day from the option grant date, (ii) 1,000,000 shares vesting in equal installments of 200,000 on the last day of each 90 day period starting from the option grant date. If Dr. Wilkison’s employment terminates on account of a termination by the company without cause, or a termination by executive for good reason, or in the event of a change of control, then the Company agrees that all outstanding unvested stock options shall immediately be 100% vested upon the date that his employment terminates.   The details of such options are set forth on the Option Grant Agreement filed herewith as Exhibit 10.5.

Set forth below is a brief biography of Dr. Wilkison:

Dr. Wilkison, age 53, joins Islet Sciences as Chief Operating Officer. Dr. Wilkison was previously a Director and Chief Scientific Officer at BHV Pharma since 2009. BHV Pharma is a clinical stage pharmaceutical company focused on developing novel therapeutics for metabolic diseases. Prior to BHV, Dr. Wilkison spent several years at GlaxoSmithKline in business development roles where he was responsible for managing key relationships between GSK and partner companies and participating on development project teams. Prior to GSK, Bill was a founder and Chief Operating Officer at Artecel Sciences, Inc. an adipose-derived stem cell discovery company. Artecel was spun off from Zen-Bio, Inc. a biotech company founded by Dr. Wilkison, focused on the development and commercialization of human adipose cells. Prior to Zen-Bio, Dr. Wilkison spent several years at Glaxo/GlaxoWellcome studying metabolic disease and was responsible for target/lead identification and development. Dr. Wilkison has published numerous peer-reviewed manuscripts in the metabolic disease area and is an inventor on 17 issued patents. Dr. Wilkison holds a Ph.D. from Duke University Medical Center and did his postdoctoral work at Harvard Medical School.

Item 9.01  Financial Statements and Exhibits.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description
10.1	Settlement Agreement.

10.2	Employment Agreement by and between the Company and James Green.

10.3	Option Grant Agreement by and between the Company and James Green.

10.4	Employment Agreement by and between the Company and William Wilkison.

10.5	Option Grant Agreement by and between the Company and William Wilkison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Islet Sciences, Inc.

Dated: October 31, 2013	By:	/s/ James Green
Name: James Green
Title: CEO and Director